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                                                                    EXHIBIT 4.19

                           Striker Industries, Inc.
                             Warrant Certificate

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY. NEITHER THIS WARRANT NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, OR DELIVERED, UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND OTHER APPLICABLE LAWS OF ANY SUCH STATE UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT OR OTHER EVIDENCE SATISFACTORY TO IT THAT AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE.

                                                         Date:

Warrant No.                                                         Warrants

This certifies that, FOR VALUE RECEIVED,            (the "Holder"), whose
address is                                          ,is the owner of the number
of Warrants (the "Initial Warrants") set forth above, each of which entitles the registered Holder hereof, subject to the terms and conditions contained herein, to purchase one fully paid and nonassessable share of common stock, $.20 par value per share (the "Common Stock"), of Striker Industries, Inc., a Delaware corporation (the "Company"), upon the presentation and surrender of this Warrant Certificate at any time during the Exercise Term (hereinafter defined), and upon payment therefor, by cash or by certified check payable to the Company, of the Exercise Price (hereinafter defined), subject to modification and adjustment as set forth herein.

     This Warrant is one of a series of Warrants issued in connection with a private offering (the "Offering") by the Company of Units, each Unit consisting of (i) an original issue discount promissory note in the principal amount of $105,000 (each, a "Note"), and (ii) warrants to purchase 15,000 shares (the "Shares") of Common Stock, which warrants, pursuant to Section 7.6 hereof, shall be automatically converted into Warrants to purchase 10,000 shares of GSR Industries, Inc. upon consummation of the GS Roofing Transaction and the GSR IPO (as defined in Section 7.6).

1. Exercise Term. The Holder may exercise this Warrant, in whole or part, for a period (the "Exercise Term") commencing on the date hereof and ending on the fifth anniversary hereof (the "Fifth Anniversary").



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2.   Exercise Price. (a) Upon exercise of the Warrants granted hereby, as well as any Additional Warrants (hereinafter defined), the Holder may purchase Shares at a price per share (the "Exercise Price") equal to $3.00 per share.

         (b) In the event the Market Price (hereinafter defined) for the Common Stock on the day immediately prior to the expiration of the Lockup Period is less than the IPO Price, the Exercise Price shall be reset to a price equal to $2 less than such Market Price. For the purposes hereof, "Market Price" shall mean the closing price per share of such Common Stock for the trading day immediately prior to such date. The closing price for each day shall be the last quoted price or, if not so quoted, the average of the last bid and asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company.

3. Additional Warrants. In the event that the Company elects to extend the Maturity Date under the Holder's Notes for a three month period, the Company will deliver to the Holder additional Warrants (the "Additional Warrants") to purchase an additional number of shares equal to 15% of the Shares that may then be issued pursuant to this Warrant.

4. Exercise of Warrants. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed and payment at the Company's principal offices of the appropriate Exercise Price, the Company shall issue certificates for the Shares so purchased to the Holder. The Holder may exercise the purchase rights represented by this Warrant Certificate in whole or in part, but not as to fractional Shares. If the Holder exercises this Warrant in part, the Company shall cancel this Warrant Certificate upon its surrender, and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable hereunder.

5. Issuance of Certificates. The Company shall issue certificates for Shares issuable upon the exercise of this Warrant promptly upon such exercise. Such certificates shall bear the following legend until counsel to the Company determines that the legend is not required:

  THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
  ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN
  REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, OR DELIVERED, UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND OTHER APPLICABLE LAWS OF ANY SUCH STATE UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT OR

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  OTHER EVIDENCE SATISFACTORY TO IT THAT AN EXEMPTION FROM SUCH
  REGISTRATION OR QUALIFICATION IS AVAILABLE.

If the number of Warrants represented hereby or the Exercise Price is adjusted under Section 7, the Holder may surrender this Warrant Certificate to the Company for cancellation. Upon such cancellation, the Company shall issue a new Warrant Certificate reflecting the appropriate adjustment. Until such new Warrant Certificate is issued, this Warrant Certificate shall be deemed to reflect the appropriate adjustments.

6.    Covenants, Acknowledgments and Representations and Warranties of
Holder. By its or his acceptance of this Warrant and certificates of Shares (if not registered), the Holder covenants, acknowledges, represents and warrants as follows:

          (a) the Warrants are being acquired for its or his own account for investment and not with a view to the distribution thereof;

          (b) it or he has been advised by the Company that neither this Warrant nor the Shares issuable upon its exercise have been registered under the Act;

          (c) this Warrant is being, or has been, issued and the Shares may be issued on the basis of the statutory exemption provided by Sec. 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering;

          (d) the Company's reliance on the foregoing is based in part upon the representations, warranties and agreements made by it or him in the Subscription Agreement, which representations, warranties and agreements, including agreement regarding restrictions on any sale, assignment or transfer of this Warrant and/or the Shares, are hereby incorporated herein by reference as fully and with like effect as if set forth verbatim in this Section 6 of this Warrant.

7. Adjustments.

     7.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     7.2 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or

                                  Warrant - 3


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a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder was the owner of the Shares of Common Stock underlying this Warrant and any Additional Warrants, immediately prior to any such events at a price equal to the product of (x) the number of Shares issuable upon exercise of this Warrant and any Additional Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if the Holder had exercised the Warrant(s).


     7.3 Subscription Rights for Shares of Common Stock or Other Securities. If the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of this Warrant and any Additional Warrants, issue without consideration payable by the Company's shareholders any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holder shall be entitled, in addition to the Shares of Common Stock or other securities receivable upon the exercise of this Warrant and any Additional Warrants, to receive such rights upon exercise of this Warrant.

     7.4 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7, the number of Shares issuable upon the exercise of this Warrant and any Additional Warrants, shall be adjusted to the nearest full share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of this Warrant and any Additional Warrants, immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     7.5 Consideration: Expenses, etc. For the purposes hereof, the consideration received by the Company in any transaction shall be deemed to be the gross amount received therefor, before deducting underwriters' discounts, legal fees, finders fees and other costs and expenses incurred in connection with such issuance or sale determined as of the date not later than 45 days after the date of the close of the offering with respect to such issuance or sale.

     7.6 Conversion of Warrants upon Consummation to the GS Roofing Transaction. The Company shall be or is a party to an Agreement and Plan of Reorganization, an Agreement and Plan of Merger (the "Merger Agreement") and an Asset Purchase Agreement pursuant to which a newly formed Delaware corporation, GSR
Industries, Inc. or such other entity as the parties to the Merger Agreement may designate ("GSR"), will acquire (the "GS Roofing Transaction") all of the
(i) capital stock of the Company, (ii) capital stock of Newgen Holding, Inc., the entity that owns 100% of the capital stock of GS Roofing Products Company, Inc., a New York corporation and (iii) assets and business of Woodland Industries, Inc., a Georgia corporation, and concurrently therewith consummates an initial public offering of approximately

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37% of its Common Stock (the "GSR IPO"). Upon consummation of the GSR IPO, each
Holder's Warrants will be automatically converted, at the rate of two GSR Warrants (hereafter defined) for each three Warrants, into warrants to purchase (the "GSR Warrants") one share of GSR's Common Stock ("GSR Shares") at an exercise price (the "GSR Exercise Price") equal to $2.00 per share less than the price at which GSR Shares were sold to the public in the GSR IPO. In no event, shall Holder receive a number of GSR Warrants equal to less than two-thirds the number of Initial Warrants and Additional Warrants issued to Holder. From and after such conversion, the GSR Warrants shall become subject to the adjustments set forth in Sections 7.1 - 7.5 hereof.

 8.  Registration Rights.

     8.1 Registration Under the Securities Act of 1933. The Warrants and the Shares have not been registered for purposes of public distribution under the Act.

     8.2 Registrable Securities. As used herein the term "Registrable Security" means the Shares of the Company, GSR or any successor, issuable upon exercise of the Warrants or the GSR Warrants; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this
Section 8.

     8.3 Automatic Registration. The Company (which for the purposes of Sections 8.3 - 8.6 hereof shall include GSR or any successor to the Company or
GSR) hereby agrees that it will include the Registrable Securities in a Registration Statement (the "IPO Registration Statement") relating to the Company's IPO or the GSR IPO, at its sole cost and expense, and shall keep such registration statement effective in order to permit a public offering and sale of the Registrable Securities during a period of two years from the effective date of such registration statement; provided that the Company shall not be required to maintain such effectiveness after the earlier of the date that all of the Registrable Securities are sold pursuant to the registration statement. Notwithstanding the foregoing, as a condition to inclusion of the Holder's Registrable Securities in the IPO Registration Statement, the Holder shall enter into an agreement with the underwriters of such IPO agreeing not to sell the Registrable Securities for a period of six months after completion of the IPO (the "Lockup Period").

     8.4 Piggyback Registration. If the Company proposes to prepare and file one or more registration statements or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form),

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(for purposes of this Section 8, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice,,), at least 30 business days prior to the filing of each such Registration Statement, to the Holder. Upon the written request of the Holder, made within 20 business days after receipt of the Notice, that the Company include any of the Holders Registrable Securities in the proposed Registration Statement, the Company shall, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Holder, except for underwriting commissions and discounts, if any, payable by the Holder.

     8.5 Demand Registration. If the Company does not register the Registrable Securities and maintain the IPO Registration Statement in accordance with
Section 8.3 or if the GSR IPO does not occur within eight months from the date hereof, upon notice of Holders representing a majority of the Warrants, at any time after the IPO, the Holder shall have the right (which right is in addition to the registration rights provided for under Sections 8.3 and 8.4 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for the Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Holder, for 24 consecutive months; provided, however, that if subsequent to a Demand Registration Request and prior to the filing of a Registration Statement pursuant to such request, the Company enters into a letter of intent with an underwriter to publicly offer the Company's securities on a "firm commitment" basis and a registration statement is filed within sixty (60) days following the Demand Registration Request, then Section 8.4 shall be applicable to the registration of the Registrable Securities; and provided, further, that this
Section 8.5 shall remain in effect with respect to a subsequent Demand Registration Request.

     8.6 Miscellaneous Registration Provisions. The Company and the Holder agree as follows:

          (a) In connection with any registration under Section 8.5, the Company shall file the Registration Statement as expeditiously as possible, but in no event later than sixty (60) days following receipt of a Demand Registration Request, shall use its best efforts to have any such Registration Statements declared effective at the earliest possible time, and shall furnish the Holder with such number of prospectuses as shall reasonably be requested.

          (b) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Sections 8.3, 8.4 and 8.5(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses, except for underwriting commissions and discounts, if any, payable by the Holder.


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     (c)  The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holder, except that the Company shall not, for any such purpose, be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process.

     (d) The Company will indemnify and hold harmless the Holder and any underwriter (as defined in the Act) for such the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Holder or underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which the securities were registered under the Act, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Holder, underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Holder, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, expense or liability arises out of or is based upon an untrue statement, alleged untrue statement, omission or alleged omission so made in conformity with written information furnished by the Holder or underwriter specifically for inclusion in the Registration Statement.

     (e) The Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in said Registration Statement, said prospectus, or amendment or amendments or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any legal or other expenses, reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by the Holder specifically for inclusion in the Registration Statement.



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     (f)  Promptly after receipt by an indemnified party pursuant hereto of notice of any claim to which indemnity would apply or the commencement of any action, such indemnified party will, if a claim thereof is made against the indemnifying party pursuant hereto, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party.

     (g) Nothing contained in this Agreement shall be construed as requiring the Holder to exercise its Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

     (h) The Holder agrees to use its reasonable best efforts to cooperate with the Company in connection with any registration effected pursuant to this
Section 8 and any listing on a national securities exchange (including NASDAQ), including furnishing the Company with such information concerning the Holder and executing and delivering such documents as may be required by applicable securities laws or any national securities exchange.

     (i) In connection with any registration pursuant to Sections 8.3 and 8.4, if securities are proposed to be offered for sale pursuant to a Registration Statement by other security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a written opinion from the Company's managing underwriter, if any, for such offering, to the effect that the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholders, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their fair market value, or (ii) without otherwise materially adversely affecting the entire offering, then the aggregate number of Registrable Securities to be offered by the Holder shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Registrable Securities proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders.

     (j) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to Section 8.5: (1) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time in which event the Company shall have the right to defer the filing of the registration

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
statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under Section 8.5; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (2) if the Company has already effected one registration for the Holders pursuant to
Section 8.5; (3) if SEC rules and regulations require the Company to conduct a special audit (not including an audit covering the end of the Company's fiscal year) in order to effect such registration or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

9. Exchange and Replacement of Warrant Certificates. This Warrant Certificate and any Additional Warrant Certificates exchangeable without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof. The Holder shall pay all transfer taxes payable in connection with any transfer of a Warrant.

10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interest, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

11. Reservation of Securities. The Company shall at all times authorize, allot, reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and any Additional Warrants and payment of the Exercise Price therefor, all Shares of Common Stock issuable upon such exercise shall be duly and validly allotted and issued as fully paid and non-assessable shares and not subject to the preemptive rights of any shareholder and free and clear of all liens, claims and encumbrances of any nature whatsoever.

12. No Rights Until Exercise. The Holder of any Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

13. Governing Law: Jurisdiction. (a) This Warrant has been negotiated and consummated in the State of New York and shall be construed in accordance with the laws of the State of New

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


 York applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

     (b) The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 6(e) of the Subscription Agreement. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the Attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint or other process. Should the Company so served fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint or other process so served.

14. Successors and Assigns. In the event that the GS Roofing Transaction occurs, each and every obligation hereunder to be performed by the Company shall, without further action, become binding on GSR or any successor or assign of the Company or GSR.


     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                             STRIKER INDUSTRIES, INC.


 Date:        ,1996                          By: /s/ DAVID A. COLLINS
      --------                                  ------------------------
                                                 President








                                  Warrant - 10

                         (FORM OF ELECTION TO PURCHASE]

      The undersigned hereby elects to exercise the right, represented by the
attached Warrant Certificate, to purchase       Shares and herewith tenders in
payment for such number of Shares cash or a certified check payable to the
order of the Company in the amount of $      , all in accordance with the terms
hereof. The undersigned requests that a certificate for such Shares be
registered in the name(s) of          , and delivered to                 .
Payment of any required transfer tax accompanies this election.

 Dated:                                     Signature:
                                                      ------------------------







                                  Warrant - 11